Exhibit 3.2

 AMENDED AND RESTATED BYLAWS

OF

CLEAN ENERGY FUELS CORP.,
a Delaware corporation

ARTICLE I
STOCKHOLDERS

Section 1:      Location of Meetings; Remote Communication.

Meetings of stockholders may be held at such place, either within or without the State of Delaware, as determined by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication.

If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication: (1) participate in a meeting of stockholders; and (2) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2:      Annual Meeting.

(a)   Unless Directors are elected by written consent in lieu of an annual meeting, the Board of Directors shall fix a date for the annual meeting of stockholders for the election of Directors on a date and at a time designated by or in the manner provided in these Bylaws, provided that the date of the annual meeting shall be within 13 months following the date of the last annual meeting or the last action by written consent to elect Directors in lieu of an annual meeting (or if no such meeting has been held or if no such consent has been signed, within 13 months of the date of incorporation). Stockholders may, unless the Certificate of Incorporation otherwise provides, act by written consent to elect Directors; provided, however, that, if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the Directorships to which Directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

(b)   At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder. The foregoing clause (C) shall be the exclusive means for a stockholder to propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “1934 Act”)) at an annual meeting of stockholders.  In addition to any other applicable requirements for business to be properly brought before an annual meeting by a stockholder, whether or not the stockholder is seeking to have a proposal included in the Corporation’s proxy statement or information statement under Rule 14a-8 under the 1934 Act,  the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, in the case of stockholder seeking to have a proposal included in the Corporation’s proxy statement or information statement, a stockholder’s notice must be delivered to the Secretary at the Corporation’s principal executive offices not less than 120 days or more than 180 days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials (or, in the absence of proxy materials, its notice of meeting) for the previous year’s annual meeting of stockholders.  However, if the Corporation did not hold an annual meeting the previous year, or if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, then to be timely, notice by the stockholder must be delivered to the Secretary of the Corporation at the Corporation’s principal executive offices not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting or (ii) the tenth (10th) day following the date on which public announcement of the date of such meeting is made.  If the stockholder is not seeking inclusion of the proposal in the Corporation’s proxy statement or information statement, then in order to be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be so received not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the Corporation fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.  Other than with respect to stockholder proposals relating to director nomination(s), which are set forth in Section 2(c) below, a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the 1934 Act in his capacity as a proponent to a stockholder proposal, (vi) as to the stockholder giving the notice and any Stockholder Associated Person (as defined below) or any member of such stockholder’s immediate family sharing the same household, whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, such stockholder, such Stockholder Associated Person or family member with respect to any share of stock of the Corporation (each, a “Relevant Hedge Transaction”), and (vii) as to the stockholder giving the notice and any Stockholder Associated Person or any member of such stockholder’s immediate family sharing the same household, to the extent not set forth pursuant to the immediately preceding clause, (a) whether and the extent to which such stockholder, Stockholder Associated Person or family member has direct or indirect beneficial ownership of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (a “Derivative Instrument”), (b) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, Stockholder Associated Person or family member that are separated or separable from the underlying shares of the Corporation, (c) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, Stockholder Associated Person or family member is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (d) any performance-related fees (other than an asset-based fee) that such stockholder, Stockholder Associated Person or family member is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date).

For purposes of this Section 2, “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.  Nothing in this Section 2(b) shall affect the right of a stockholder to request inclusion of a proposal in the Corporation’s proxy statement or information statement pursuant to Rule 14a-8 under the 1934 Act.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with this paragraph (b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with this paragraph (b); and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

(c)   In addition to any other applicable requirements, only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) by or at the direction of the Board of Directors, or by any nominating committee or person appointed by the Board of Directors or (iii) by any stockholder of the Corporation entitled to vote in the election of Directors at the meeting who complies with the notice procedures set forth in this paragraph (c). The foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations at a meeting of stockholders whether or not the stockholder is seeking to have a proposal included in the Corporation’s proxy statement or information statement under an applicable rule of the Securities and Exchange Commission.  A stockholder who complies with the notice procedures set forth in this paragraph (c) is permitted to present the nomination at the meeting of stockholders but is not entitled to have a nominee included in the Corporation’s proxy statement or information statement in the absence of an applicable rule of the Securities and Exchange Commission requiring such inclusion.  Nominations for Director, other than those made by or at the direction of the Board of Directors or a duly authorized committee thereof, shall be made pursuant to timely notice in writing to the Secretary of the Corporation in accordance with the provisions of paragraph (b) of this Section 2. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a Director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation that are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a Director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (b) of this Section 2. At the request of the Board of Directors, any person nominated by a stockholder for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

(d)   For purposes of this Section 2, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

Section 3:      Special Meetings.

Special meetings of the stockholders may be called by the Board of Directors or the Chief Executive Officer and shall be held at such place, on such date, and at such time as they or he or she shall fix.  Only such business shall be brought before a special meeting of stockholders as shall have been specified in the notice of such meeting.

Section 4:      Notice of Meetings and Adjourned Meetings.

Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the purpose or purposes for which the meeting is called, and the record date for determining the stockholders entitled to vote at such meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given (unless otherwise required by the Delaware General Corporation Law (the “DGCL”)) not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote thereat, directed to his address as it appears on the books of the Corporation. ,If the Board of Directors fixes a date for determining the stockholders entitled to notice of a meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting, unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such a determination.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 5.      Voting, Quorum and Required Vote.

Unless otherwise provided in the Certificate of Incorporation and subject to ARTICLE V, Section 9, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. If the Certificate of Incorporation provides for more or less than one vote for any share, on any matter, every reference in these Bylaws to a majority or other proportion of stock, voting stock or shares shall refer to such majority or other proportion of the votes of such stock, voting stock or shares.

Subject to the DGCL in respect of the vote that shall be required for a specified action:

(1)   a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders;

(2)   in all matters other than the election of Directors, except as otherwise required by law, the Certificate of Incorporation of the Corporation or these Bylaws, the affirmative vote of the majority of the votes cast shall be the act of the stockholders.  For purposes of these Bylaws, a share present at a meeting, but for which there is an abstention or as to which a stockholder gives no authority or direction as to a particular proposal or director nominee, shall be counted as present for the purpose of establishing a quorum but shall not be counted as a vote cast;

(3)   Directors shall be elected by a plurality of the votes cast and entitled to vote on the election of directors at any meeting for the election of directors at which a quorum is present; and

(4)   where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series.

All elections of Directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. If authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting.

Section 6.      Proxies.

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority: (1) a stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy (execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature); or (2) a stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder (if it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied). Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the preceding sentence may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Section 7.      Voting Rights of Fiduciaries, Pledgors and Joint Owners of Stock.

Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation such person has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or such pledgee’s proxy, may represent such stock and vote thereon.

If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (1) if only one votes, such person’s act binds all; (2) if more than one vote, the act of the majority so voting binds all; (3) if more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this subsection shall be a majority or even split in interest.

Section 8.      Organization and Conduct of Business at Stockholder Meetings.

At every meeting of stockholders, the Chairman of the Board of Directors, or in the absence of the Chairman of the Board of Directors, the Chief Executive Officer, or in the absence of the Chief Executive Officer, the President, or in the absence of the President, a chairman of the meeting chosen by a majority of the stockholders present, shall preside over the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, or in the absence of an Assistant Secretary, a secretary of the meeting chosen by a majority of the stockholders present, shall act as secretary of the meeting and take the minutes thereof.

The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

Section 9.      Voting Procedures and Inspectors.

If the Corporation has a class of voting stock that is: (1) listed on a national securities exchange; (2) authorized for quotation on an interdealer quotation system of a registered national securities association; or (3) held of record by more than 2,000 stockholders, the procedures set forth in this ARTICLE I, Section 9 shall apply to any meeting of stockholders:

The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

The inspectors shall: (1) ascertain the number of shares outstanding and the voting power of each; (2) determine the shares represented at a meeting and the validity of proxies and ballots; (3) count all votes and ballots; (4) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (5) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

Section 10.      List of Stockholders Entitled to Vote.

The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation is not required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (2) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

The stock ledger shall be the only evidence considered in determining which stockholders are entitled to examine the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 11.      Consent of Stockholders in Lieu of Meeting.

Unless otherwise provided in the Certificate of Incorporation, any action required by the DGCL to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section to the Corporation, written consents signed by a sufficient number of holders or members to take action are delivered to the Corporation by delivery to its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders or members are recorded.

A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (A) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act for the stockholder or proxy holder and (B) the date on which such stockholder or proxy holder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders or members are recorded. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission, may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders or members are recorded if, to the extent and in the manner provided by resolution of the Board of Directors or governing body of the Corporation.

Any copy, facsimile or other reliable reproduction of consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided in this section. If the action which is consented to is such as would have required the filing of a certificate under any other section of this title, if such action had been voted on by stockholders or by members at a meeting thereof, the certificate filed under such other section shall state, in lieu of any statement required by such section concerning any vote of stockholders or members, that written consent has been given in accordance with this section.

ARTICLE II
BOARD OF DIRECTORS

Section 1.      Powers.

The powers of the Corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

Section 2.      Number and Term of Office.

Subject to any limitations imposed by the Certificate of Incorporation, the authorized number of Directors of the Corporation shall be fixed from time to time by the Board of Directors by a resolution duly adopted by the Board of Directors, except that in the absence of any such resolution, such number shall be one (1). Each Director shall hold office until such Director’s successor is elected and qualified or until such Director’s earlier resignation or removal. Directors need not be stockholders of the Corporation.

Whenever the authorized number of Directors is increased between annual meetings of the stockholders, a majority of the Directors then in office shall have the power to elect such new Directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of Directors shall not become effective until the expiration of the term of the Directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

No person entitled to vote at an election for Directors may cumulate votes.

Section 3.      Vacancies.

Unless otherwise provided in the Certificate of Incorporation: (1) vacancies and newly created directorships resulting from any increase in the authorized number of Directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director; and (2) whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more Directors by the Certificate of Incorporation, vacancies and newly created Directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by a sole remaining Director so elected.

If at any time, by reason of death or resignation or other cause, the Corporation should have no Directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the Certificate of Incorporation or the Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

If, at the time of filling any vacancy or any newly created Directorship, the Directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10 percent of the voting stock at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the Directors chosen by the Directors then in office as aforesaid, which election shall be governed by Section 211 of the DGCL as far as applicable.

Unless otherwise provided in the Certificate of Incorporation, when one or more Directors shall resign from the board, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as provided in this section in the filling of other vacancies.

Section 4.      Resignation.

Any Director may resign at any time upon notice given in writing or by electronic transmission to the Corporation.

Section 5.      Removal.

Any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors.

Whenever the holders of any class or series are entitled to elect one or more Directors by the Certificate of Incorporation, this provision shall apply in respect to the removal without cause of a Director or Directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

Section 6.      Location of Meetings; Participation by Conference Telephone or Electronic Video Screen Communication.

The Board of Directors of the Corporation may hold its meetings, and have an office or offices, within or without the State of Delaware. Members of the Board of Directors of the Corporation, or any committee designated by the board, may participate in a meeting of such board or committee by means of conference telephone or electronic video screen communication or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this ARTICLE III, Section 6 shall constitute presence in person at the meeting.

Section 7.      Regular Meetings.

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all Directors. A notice of each regular meeting shall not be required.

Section 8.      Special Meetings.

Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, by one-third (1/3) of the Directors then in office (rounded up to the nearest whole number) or by the Chief Executive Officer and shall be held at such place, on such date, and at such time as they or he or she shall fix. Written notice of the place, date, and time of each such special meeting shall be given to each Director by whom it is not waived (1) by mailing written notice not less than three (3) days before the meeting or (2) by electronic transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. A Director shall be deemed to waive notice of a special meeting if that Director attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to that Director.

Section 9.      Quorum.

A majority of the total number of Directors shall constitute a quorum for the transaction of business. The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall fail to attend any meeting a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 10.      Action by Unanimous Written Consent.

Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors, or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 11.      Organization.

At every meeting of the Directors, the Chairman of the Board of Directors, or in the absence of the Chairman of the Board of Directors, a chairman of the meeting chosen by a majority of the Directors present, shall preside over the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, or in the absence of an Assistant Secretary, a secretary of the meeting chosen by a majority of the Directors present, shall act as secretary of the meeting and take the minutes thereof.

To promote the free exchange of ideas and candid discussions, only Directors are entitled to be present at meetings of the Board of Directors, provided that the Board of Directors may invite non-Directors to attend such meetings. Any non-Director shall be excluded from a meeting of the Board of Directors at any time by a majority vote of the Directors present at the meeting.

Section 12.      Compensation of Directors.

The Board of Directors shall have the authority to fix the compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as Directors, including, without limitation, their services as members of committees of the Board of Directors.

ARTICLE III
COMMITTEES

Section 1.      Committees of the Board of Directors.

The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matter: (1) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of Directors) expressly required by the DGCL to be submitted to stockholders for approval or (2) adopting, amending or repealing any bylaw of the Corporation.

A committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Section 2.      Organization.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law: adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

To promote the free exchange of ideas and candid discussions, only committee members are entitled to be present at committee meetings, provided that the committee may invite non-committee members to attend such meetings. Any non-committee member shall be excluded from a meeting of the committee at any time by a majority vote of the committee members present at the meeting.

ARTICLE IV
OFFICERS

Section 1.      Generally.

The officers of the Corporation shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, an Assistant Secretary and a Chief Financial Officer. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Chief Financial Officers, and such other officers and agents with such powers and duties as it shall deem necessary. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person.

Section 2.      Chief Executive Officer.

Subject to the control of the Board of Directors and such supervisory powers, if any, as may be given by the Board of Directors, the powers and duties of the Chief Executive Officer of the Corporation are to act as the general manager and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the Corporation.

Section 2.      Chairman of the Board.

The Chairman of the Board shall have the power to preside at all meetings of the Board of Directors and shall have such other powers and duties as the Board of Directors may from time to time prescribe.

Section 3.      President.

The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors shall have designated another officer as the Chief Executive Officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, and subject to the supervisory powers of the Chief Executive Officer (if the Chief Executive Officer is an officer other than the President), he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and the general supervision and direction of all of the officers, employees and agents of the Corporation (other than the Chief Executive Officer, if the Chief Executive Officer is an officer other than the President) and shall perform all duties and have all powers that are commonly incident to the office of President or that are delegated to the President by the Board of Directors.

Section 4.      Vice President.

Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. One Vice President shall be designated by the Board to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

Section 5.      Chief Financial Officer.

The Chief Financial Officer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Chief Financial Officer shall also perform such other duties as the Board of Directors may from time to time prescribe. The Chief Financial Officer shall be deemed to perform all of the functions of the “Treasurer” contemplated by the Delaware General Corporation Law.

Section 6.      Secretary.

The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 7.      Assistant Secretary.

The Assistant Secretary shall have such other powers and duties as the Board of Directors may from time to time prescribe.

Section 8.      Delegation of Authority.

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 9.      Removal.

Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

Section 10.      Action with Respect to Securities of Other Corporations.

Unless otherwise directed by the Board of Directors, the Chief Executive Officer or any officer of the Corporation authorized by the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of Stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V

STOCK

Section 1.      Stock Certificates.

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board of Directors, or the President or Vice-President, and by the Chief Financial Officer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in ARTICLE V, Section 5, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section or Sections 4, 5 and 6 of this ARTICLE V, with respect to this section a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2.      Consideration for Stock.

Shares of stock with par value may be issued for such consideration, having a value not less than the par value thereof, as determined from time to time by the Board of Directors. Shares of stock without par value may be issued for such consideration as is determined from time to time by the Board of Directors. Treasury shares may be disposed of by the Corporation for such consideration as may be determined from time to time by the Board of Directors.

Section 3.      Issuance of Stock; Lawful Consideration.

Subject to ARTICLE V, Section 2, the consideration for subscriptions to, or the purchase of, the capital stock to be issued by the Corporation shall be paid in such form and in such manner as the Board of Directors shall determine. The Board of Directors may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the Corporation, or any combination thereof. In the absence of actual fraud in the transaction, the judgment of the Directors as to the value of such consideration shall be conclusive. The capital stock so issued shall be deemed to be fully paid and nonassessable stock upon receipt by the Corporation of such consideration; provided, however, nothing contained herein shall prevent the Board of Directors from issuing partly paid shares under in accordance with ARTICLE V, Section 4.

Section 4.      Partly Paid Stock.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

Section 5.      Restrictions on Transfer and Ownership of Securities.

A written restriction or restrictions on the transfer or registration of transfer of a security of the Corporation, or on the amount of the Corporation’s securities that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate or certificates representing the security or securities so restricted or, in the case of uncertificated shares, contained in the notice or notices sent pursuant to ARTICLE V, Section 1, may be enforced against the holder of the restricted security or securities or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate or certificates representing the security or securities so restricted or, in the case of uncertificated shares, contained in the notice or notices sent pursuant to ARTICLE V, Section 1, a restriction, even though permitted by this section, is ineffective except against a person with actual knowledge of the restriction.

Section 6.      Voting Trusts and Voting Agreements.

One stockholder or two or more stockholders may by agreement in writing deposit capital stock of an original issue with or transfer capital stock to any person or persons, or entity or entities authorized to act as trustee, for the purpose of vesting in such person or persons, entity or entities, who may be designated voting trustee, or voting trustees, the right to vote thereon for any period of time determined by such agreement, upon the terms and conditions stated in such agreement.

The agreement may contain any other lawful provisions not inconsistent with such purpose. After the filing of a copy of the agreement in the registered office of the Corporation in the State of Delaware, which copy shall be open to the inspection of any stockholder of the Corporation or any beneficiary of the trust under the agreement daily during business hours, certificates of stock or uncertificated stock shall be issued to the voting trustee or trustees to represent any stock of an original issue so deposited with such voting trustee or trustees, and any certificates of stock or uncertificated stock so transferred to the voting trustee or trustees shall be surrendered and cancelled and new certificates or uncertificated stock shall be issued therefore to the voting trustee or trustees. In the certificate so issued, if any, it shall be stated that it is issued pursuant to such agreement, and that fact shall also be stated in the stock ledger of the Corporation.

The voting trustee or trustees may vote the stock so issued or transferred during the period specified in the agreement. Stock standing in the name of the voting trustee or trustees may be voted either in person or by proxy, and in voting the stock, the voting trustee or trustees shall incur no responsibility as stockholder, trustee or otherwise, except for their own individual malfeasance. In any case where two or more persons or entities are designated as voting trustees, and the right and method of voting any stock standing in their names at any meeting of the Corporation are not fixed by the agreement appointing the trustees, the right to vote the stock and the manner of voting it at the meeting shall be determined by a majority of the trustees, or if they be equally divided as to the right and manner of voting the stock in any particular case, the vote of the stock in such case shall be divided equally among the trustees.

Section 7.      Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation by the holders thereof, in person or by an attorney duly authorized, who shall furnish proper evidence of authority to transfer, and except for a certificate issued in accordance with ARTICLE V, Section 8, in the case of stock represented by a certificate, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

Section 8.      Lost, Stolen or Destroyed Certificates.

The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 9.      Fixing Date for Determination of Stockholders of Record.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI

NOTICES

Section 1.      Notices in Writing.

Except as otherwise specifically provided herein or required by the DGCL, all notices required to be given under these Bylaws shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by electronic transmission.

Section 2.      Notice by Hand Delivery; Notice by Mail.

Notice given by hand delivery will be deemed given when actually received by the recipient. Notice given by mail shall be deemed given when deposited in the United States mail, postage prepaid, directed to the recipient at such recipient’s address as it appears on the records of the Corporation.

Section 3.      Notice by Electronic Transmission.

Notice may also be given by a form of electronic transmission consented to by the recipient to whom the notice is given; and any such consent shall be revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to the preceding sentence shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the recipient has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the recipient has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the recipient of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the recipient. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 4.      Definition of Electronic Transmission.

For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 5.      Notice to Stockholders Sharing an Address.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation, or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within 60 days of having been given written notice by the Corporation of its intention to send the single notice described in the preceding sentence, shall be deemed to have consented to receiving such single written notice.

Section 6.      Waivers of Notice.

Whenever notice is required to be given under any provision of the DGCL or the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors or members of a committee of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE VII

MISCELLANEOUS

Section 1.      Form of Records.

Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records under the DGCL.

Section 2.      Reliance upon Books, Reports and Records.

A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of such member’s duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 3.      Facsimile Signatures.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 4.      Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Chief Financial Officer or by an Assistant Secretary or Assistant Chief Financial Officer.

Section 5.      Fiscal Year.

The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 6.      Time Periods.

In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES

AND OTHER AGENTS

Section 1.      Indemnification—Third Party Proceedings.

The Corporation shall indemnify any person (the “Indemnitee”) who is or was a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a Director or officer of the Corporation, or any subsidiary of the Corporation, and the Corporation may indemnify a person who is or was a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an employee or other agent of the Corporation (the “Indemnitee Agent”) by reason of any action or inaction on the part of Indemnitee or Indemnitee Agent while an officer, Director or agent or by reason of the fact that Indemnitee or Indemnitee Agent is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including subject to ARTICLE VIII, Section 19, attorneys’ fees and any expenses of establishing a right to indemnification pursuant to this ARTICLE VIII or under the DGCL), judgments, fines, settlements (if such settlement is approved in advance by the Corporation, which approval shall not be unreasonably withheld) and other amounts actually and reasonably incurred by Indemnitee or Indemnitee Agent in connection with such proceeding if Indemnitee or Indemnitee Agent acted in good faith and in a manner Indemnitee or Indemnitee Agent reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of a criminal proceeding, if Indemnitee or Indemnitee Agent had no reasonable cause to believe Indemnitee’s or Indemnitee Agent’s conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee or Indemnitee Agent did not act in good faith and in a manner which Indemnitee or Indemnitee Agent reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal proceedings, would not create a presumption that Indemnitee or Indemnitee Agent had reasonable cause to believe that Indemnitee’s or Indemnitee Agent’s conduct was unlawful.

Section 2.      Indemnification—Proceedings by or in the Right of the Corporation.

The Corporation shall indemnify Indemnitee and may indemnify Indemnitee Agent if Indemnitee, or Indemnitee Agent, as the case may be, was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Corporation or any subsidiary of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee or Indemnitee Agent is or was a Director, officer, employee or other agent of the Corporation, or any subsidiary of the Corporation, by reason of any action or inaction on the part of Indemnitee or Indemnitee Agent while an officer, Director or agent or by reason of the fact that Indemnitee or Indemnitee Agent is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including subject to ARTICLE VIII, Section 19, attorneys’ fees and any expenses of establishing a right to indemnification pursuant to this ARTICLE VIII or under the DGCL) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee or Indemnitee Agent in connection with the defense or settlement of the proceeding if Indemnitee or Indemnitee Agent acted in good faith and in a manner Indemnitee or Indemnitee Agent believed to be in or not opposed to the best interests of the Corporation and its stockholders, except that no indemnification shall be made with respect to any claim, issue or matter to which Indemnitee or Indemnitee Agent shall have been adjudged to have been liable to the Corporation in the performance of Indemnitee’s or Indemnitee Agent’s duty to the Corporation and its stockholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee or Indemnitee Agent is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

Section 3.      Successful Defense on Merits.

To the extent that Indemnitee or Indemnitee Agent without limitation has been successful on the merits in defense of any proceeding referred to in ARTICLE VIII, Sections 1 or 2 above, or in defense of any claim, issue or matter therein, the Corporation shall indemnify Indemnitee or Indemnitee Agent against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee or Indemnitee Agent in connection therewith.

Section 4.      Certain Terms Defined.

For purposes of this ARTICLE VIII, references to “other enterprises” shall include employee benefit plans, references to “fines” shall include any excise taxes assessed on Indemnitee or Indemnitee Agent with respect to an employee benefit plan, and references to “proceeding” shall include any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. References to “Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee, or other agent of such a constituent corporation or who, being or having been such a director, officer, employee or other agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this ARTICLE VIII with respect to the resulting or surviving corporation as such person would if he or she had served the resulting or surviving corporation in the same capacity.

Section 5.      Advancement of Expenses.

The Corporation shall advance all expenses incurred by Indemnitee and may advance all or any expenses incurred by Indemnitee Agent in connection with the investigation, defense, settlement (excluding amounts actually paid in settlement of any action, suit or proceeding) or appeal of any civil or criminal action, suit or proceeding referenced in ARTICLE VIII, Sections 1 or 2 above. Indemnitee or Indemnitee Agent hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall be determined ultimately that Indemnitee or Indemnitee Agent is not entitled to be indemnified by the Corporation as authorized hereby. The advances to be made hereunder shall be paid by the Corporation (i) to Indemnitee within 20 days following delivery of a written request therefor by Indemnitee to the Corporation; and (ii) to Indemnitee Agent within 20 days following the later of a written request therefor by Indemnitee Agent to the Corporation and determination by the Corporation to advance expenses to Indemnitee Agent pursuant to the Corporation’s discretionary authority hereunder.

Section 6.      Notice of Claim.

Indemnitee shall, as a condition precedent to his or her right to be indemnified under this ARTICLE VIII, and Indemnitee Agent shall, as a condition precedent to his or her ability to be indemnified under this ARTICLE VIII, give the Corporation notice in writing as soon as practicable of any claim made against Indemnitee or Indemnitee Agent, as the case may be, for which indemnification will or could be sought under this ARTICLE VIII. Notice to the Corporation shall be given by hand delivery or by mail and shall be directed to the Secretary of the Corporation at the principal business office of the Corporation (or such other address as the Corporation shall designate in writing to Indemnitee). In addition, Indemnitee or Indemnitee Agent shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee’s or Indemnitee Agent’s power.

Section 7.      Enforcement Rights.

Any indemnification provided for in ARTICLE VIII, Sections 1, 2 or 3 shall be made no later than 60 days after receipt of the written request of Indemnitee. If a claim or request under this ARTICLE VIII, under any statute, or under any provision of the Certificate of Incorporation providing for indemnification is not paid by the Corporation, or on its behalf, within 60 days after written request for payment thereof has been received by the Corporation, Indemnitee may, but need not, at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or request, and subject to ARTICLE VIII, Section 19, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Corporation to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to ARTICLE VIII, Section 5 unless and until such defense may be finally adjudicated by court order or judgment for which no further right of appeal exists. The parties hereto intend that if the Corporation contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be a decision for the court, and no presumption regarding whether the applicable standard has been met will arise based on any determination or lack of determination of such by the Corporation (including its Board or any subgroup thereof, independent legal counsel or its stockholders). The Board of Directors may, in its discretion, provide by resolution for similar or identical enforcement rights for any Indemnitee Agent.

Section 8.      Assumption of Defense.

In the event the Corporation shall be obligated to pay the expenses of any proceeding against the Indemnitee or Indemnitee Agent, as the case may be, the Corporation, if appropriate, shall be entitled to assume the defense of such proceeding with counsel approved by Indemnitee or Indemnitee Agent, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee or Indemnitee Agent of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee or Indemnitee Agent and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee or Indemnitee Agent under this ARTICLE VIII for any fees of counsel subsequently incurred by Indemnitee or Indemnitee Agent with respect to the same proceeding, unless (1) the employment of counsel by Indemnitee or Indemnitee Agent is authorized by the Corporation, (2) Indemnitee or Indemnitee Agent shall have reasonably concluded that there may be a conflict of interest of such counsel retained by the Corporation between the Corporation and Indemnitee or Indemnitee Agent in the conduct of such defense, or (3) the Corporation ceases or terminates the employment of such counsel with respect to the defense of such proceeding, in any of which events then the fees and expenses of Indemnitee’s or Indemnitee Agent’s counsel shall be at the expense of the Corporation. At all times, Indemnitee or Indemnitee Agent shall have the right to employ other counsel in any such proceeding at Indemnitee’s or Indemnitee Agent’s expense.

Section 9.      Approval of Expenses.

No expenses for which indemnity shall be sought under this ARTICLE VIII, other than those in respect of judgments and verdicts actually rendered, shall be incurred without the prior consent of the Corporation, which consent shall not be unreasonably withheld.

Section 10.      Subrogration.

In the event of payment under this ARTICLE VIII, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee or Indemnitee Agent, who shall do all things that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 11.      Exceptions.

Notwithstanding any other provision herein to the contrary, the Corporation shall not be obligated pursuant to this ARTICLE VIII:

(a)      Excluded Acts.     To indemnify Indemnitee (i) as to circumstances in which indemnity is expressly prohibited pursuant to the DGCL, or (ii) for any acts or omissions or transactions from which a Director may not be relieved of liability pursuant to the DGCL; or

(b)      Claims Initiated by Indemnitee.     To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this ARTICLE VIII or any other statute or law or as otherwise required under the DGCL, but such indemnification or advancement of expenses may be provided by the Corporation in specific cases if the Board of Directors has approved the initiation or bringing of such suit; or

(c)      Lack of Good Faith.     To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this ARTICLE VIII, if a court of competent jurisdiction determines that such proceeding was not made in good faith or was frivolous; or

(d)      Insured Claims.     To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Corporation; or

(e)      Claims Under Section 16(b).     To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the 1934 Act, as amended, or any similar successor statute.

Section 12.      Partial Indemnification.

If Indemnitee is entitled under any provision of this ARTICLE VIII to indemnification by the Corporation for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by the Indemnitee in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

Section 13.      Coverage.

This ARTICLE VIII shall, to the extent permitted by law, apply to acts or omissions of (1) Indemnitee which occurred prior to the adoption of this ARTICLE VIII if Indemnitee was a Director or officer of the Corporation or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred; and (2) Indemnitee Agent which occurred prior to the adoption of this ARTICLE VIII if Indemnitee Agent was an employee or other agent of the Corporation or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the time such act or omission occurred. All rights to indemnification under this ARTICLE VIII shall be deemed to be provided by a contract between the Corporation and the Indemnitee in which the Corporation hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the Certificate of Incorporation, these Bylaws or by statute. Any repeal or modification of these Bylaws, the Delaware General Corporation Law or any other applicable law shall not affect any rights or obligations then existing under this ARTICLE VIII. The provisions of this ARTICLE VIII shall continue as to Indemnitee and Indemnitee Agent for any action taken or not taken while serving in an indemnified capacity even though the Indemnitee or Indemnitee Agent may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding. This ARTICLE VIII shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee Agent and Indemnitee’s and Indemnitee Agent’s estate, heirs, legal representatives and assigns.

Section 14.      Non-Exclusivity.

Nothing herein shall be deemed to diminish or otherwise restrict any rights to which Indemnitee or Indemnitee Agent may be entitled under the Certificate of Incorporation, these Bylaws, any agreement, any vote of stockholders or disinterested Directors, or under the laws of the State of Delaware.

Section 15.      Severability.

Nothing in this ARTICLE VIII is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of applicable law. If this ARTICLE VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee or Indemnitee Agent to the fullest extent permitted by any applicable portion of this ARTICLE VIII that shall not have been invalidated.

Section 16.      Mutual Acknowledgement.

Both the Corporation and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Corporation from indemnifying its Directors and officers under this ARTICLE VIII or otherwise. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation’s right under public policy to indemnify Indemnitee.

Section 17.      Officer and Director Liability Insurance.

The Corporation shall, from time to time, make the good faith determination whether or not it is practicable for the Corporation to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and Directors of the Corporation with coverage for losses from wrongful acts, or to ensure the Corporation’s performance of its indemnification obligations under this ARTICLE VIII. Among other considerations, the Corporation will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain such insurance if the Corporation determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Corporation.

Section 18.      Notice to Insurers.

If, at the time of the receipt of a notice of a claim pursuant to ARTICLE VIII, Section 6 hereof, the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

Section 19.      Attorneys’ Fees.

In the event that any action is instituted by Indemnitee under this ARTICLE VIII to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that the action was not instituted in good faith or was frivolous. In the event of an action instituted by or in the name of the Corporation under this ARTICLE VIII, or to enforce or interpret any of the terms of this ARTICLE VIII, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that Indemnitee’s defenses to such action were not made in good faith or were frivolous. The Board of Directors may, in its discretion, provide by resolution for payment of such attorneys’ fees to any Indemnitee Agent.

ARTICLE IX

AMENDMENTS

Except as otherwise provided in Article VIII above, these Bylaws may be amended or repealed or new Bylaws adopted (a) by written consent of the stockholders in the manner authorized by Section 11 of Article I, (b) at any meeting of the stockholder by the affirmative vote of a majority of the votes cast on the subject matter, unless a larger vote is required by these Bylaws of the Certificate of Incorporation, (c) by the Board of Directors by unanimous written consent or (d) at any meeting of the Board of Directors by the affirmative vote of the majority of the whole number of Directors, subject to the power of the stockholders to change and repeal such Bylaws.

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CERTIFICATE OF SECRETARY

The undersigned hereby certifies that:

1.	He is the secretary of CLEAN ENERGY FUELS CORP., a Delaware corporation; and

2.	The foregoing Bylaws constitute the Bylaws of the Corporation as duly adopted by the Board of Directors on February 17, 2011.

IN WITNESS WHEREOF, I have executed this Certificate of Secretary as of February 17, 2011.

/s/ Mitchell W. Pratt
Mitchell W. Pratt
Secretary